Exhibit 10.32

AMENDMENT NO. 2 TO AMENDED AND RESTATED

SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED SECURITY AGREEMENT (this “Amendment”), dated as of February 26, 2004, is made by and between Coast Hotels and Casinos, Inc., a Nevada corporation (“Grantor”), and Bank of America, N.A., as Administrative Agent (the “Agent”) for itself and for the other Lenders, with reference to the Amended and Restated Security Agreement dated of September 26, 2003, as amended by Amendment No. 1 to Amended and Restated Security Agreement dated as of November 13, 2003, made by the Grantor in favor of the Agent and the Lenders (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

RECITALS

1. Grantor and the Agent are parties to that Amended and Restated Credit Agreement, dated as of September 26, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Grantor, the Lenders, Co-Syndication Agent, Documentation Agent, Co-Agent, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer, and Banc of America Securities, LLC and Wells Fargo Bank, National Association, as Joint Lead Arrangers and Joint Book Managers, pursuant to which certain credit accommodations have been made available to the Grantor.

2. Pursuant to the Security Agreement, Grantor granted a security interest in assets of Grantor to secure Grantor’s obligations under the Credit Agreement.

3. Grantor has informed the Agent that it has formed a new subsidiary named Coast Hotels and Casinos Indiana, LLC.

4. It is a condition precedent to the continuing availability of credit facilities by the Lenders to the Grantor that Grantor execute this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

1. Defined Terms. Any and all initially capitalized terms set forth without definition in this Amendment (including, without limitation, in the recitals hereto) shall have the respective meanings ascribed thereto in the Security Agreement.

2. Definitions. Section 1 of the Security Agreement is amended by amending subparts (b) and (g) of the definition of “Collateral” to read in its entirety as follows:

(b) All present and future general intangibles, all contractual rights under the limited liability company agreements of Omaha Partners, LLC and Coast Hotels and Casinos Indiana, LLC, if any, all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses (except for gaming licenses and liquor licenses, which are not transferable), copyrights, technology, processes, proprietary information and insurance proceeds of which Grantor is a beneficiary;

Exhibit 10.32

(g) All present and future stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, limited liability company interests, joint venture interests, investment property, Investments (including all Investments in Omaha Partners, LLC and Coast Hotels and Casinos Indiana, LLC) and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto and all investments in Omaha Partners, LLC and Coast Hotels and Casinos Indiana, LLC;

3. Grantor’s Representations. Section 4 of the Security Agreement is amended by amending subpart (l) thereof to read in its entirety as follows:

(l) the ownership interests in Omaha Partners, LLC and Coast Hotels and Casinos Indiana, LLC will not be certificated and will not be subject to Article 8 of the Uniform Commercial Code as enacted in any jurisdiction

4. Conditions Precedent. The effectiveness of this Amendment is subject to Agent having received this Amendment, duly executed by Grantor.

5. Reaffirmation of Loan Documents; No Default; No Defenses; etc. Grantor hereby reaffirms the Security Agreement and the Loan Documents and its obligations to Agent and Lenders thereunder. Grantor represents and warrants that there are no outstanding Events of Default under the Security Agreement or any Loan Document. Grantor acknowledges that Agent and Lenders have fully complied with their respective obligations under any Loan Document and that Grantor has no defenses to the validity, enforceability or binding effect of any Loan Document.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together, shall constitute but one and the same instrument.

7. Otherwise Not Affected. In the event of any conflict or inconsistency between the Security Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein, the Security Agreement shall remain unaltered and in full force and effect.

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Exhibit 10.32

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

GRANTOR:

COAST HOTELS AND CASINOS, INC.

By:	Coast Hotels and Casinos, Inc.,
its Sole Member

By:	/s/ Gage Parrish

Name:	Gage Parrish
Title:	Vice President, Chief Financial Officer and Assistant Secretary of Coast Hotels and Casinos, Inc.

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Janice Hammond

Name:	Janice Hammond
Title:	Vice President